Schedule 14A.
Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant. [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              New Plan Realty Trust
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                (Name of Registrant as Specified in Its Charter)

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           (Name of Person(s) Filing Proxy Statement if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_]      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------

         (5)      Total fee paid:

[_]      Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:________________________________

         (2)      Form Schedule or Registration Statement No.:___________

         (3)      Filing Party:__________________________________________

         (4)      Date Filed:____________________________________________

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(Proxies)                   Schedule 14A                              385


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                                  September 11, 1998



Dear New Plan Shareholder:

     The enclosed dividend payment of 37-1/2 cents per share represents the 77th consecutive increase in New Plan's quarterly cash dividend. For 19-1/4 years each quarterly dividend payment has been higher than the one before.

     Please note that the enclosed dividend represents the regular quarterly dividend normally paid in early October. Accordingly, New Plan shareholders are receiving this quarterly dividend payment approximately one month early. The enclosed dividend is being paid September 11, 1998 to shareholders of record on September 1, 1998.

     It is anticipated that the next cash dividend payable to shareholders will be paid as usual in mid-January and, if the proposed merger transaction with Excel Realty Trust is approved by Shareholders, will be at the increased rate of 40 cents per share ($1.60 on an annualized basis) with anticipated quarterly increases thereafter of at least one-quarter cent per share.

                                                   William Newman
                                                   Chairman of the Board

Enclosure



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